Exhibit 99.2

CERTIFICATION

I, William T. Conway, a member of the Profit Sharing Committee, the named fiduciary of the Capital Accumulation Plan of The Chubb Corporation, Chubb & Son Inc. and Participating Affiliates (the “Plan”) and Vice President and Benefits Manager of Chubb & Son, a division of Federal Insurance Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)	the Annual Report on Form 11-K of the Plan for the year ended December 31, 2002 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.

Dated: June 27, 2003

/s/ WILLIAM T. CONWAY

William T. Conway
Member, Profit Sharing Committee
Vice President and Benefits Manager

The foregoing certification is being furnished solely pursuant to 18 U.S.C. 1350 and is not being filed as part of the Report or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.

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